UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2022

TREES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	90-1072649
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1901 S Navajo Street Denver, Colorado	80223
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 2.01Completion of Acquisition or Disposition of Assets.

On December 12, 2022, TREES Corporation (the “Company”) completed the acquisition (“Green Tree Acquisition”) of substantially all of the assets of Ancient Alternatives LLC (“Ancient”), Natural Alternatives For Life, LLC (“Natural”), Mountainside Industries, LLC (“Mountainside”), Hillside Enterprises, LLC (“Hillside”), and GT Creations, LLC (“GT Creations”), each a Colorado limited liability company (collectively, the “Green Tree Entities”). At the closing, the Company delivered to the Green Tree Entities an aggregate of cash equal to $500,000 and delivered to equity holders of the Green Tree Entities an aggregate of 17,977,528 shares (“Buyer Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”). An additional $3,500,000 in cash will be paid by the Company to the Green Tree Entities in fifteen (15) equal monthly payments commencing on the 9-month anniversary of the closing. The number of Buyer Shares is subject to adjustment based upon a formula specified in the definitive purchase agreement. The Company assumed certain liabilities at closing, including certain manufacturing agreements between GT Creations and affiliates of the Green Tree Entities.

Allyson Feiler, a principal owner of the Green Tree Entities, was elected to the Board of Directors of the Company effective December 12, 2022. Reference is made to Item 5.02 of this Form 8-K for a more detailed description, the information of which is incorporated herein by reference.

Reference is made to the Company’s Form 8-K filed on September 19, 2022 for a complete description of the Green Tree Acquisition, the information of which is incorporated herein by reference.

Item 3.02Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this Current Report on Form 8-K regarding the issuance of Common Stock is incorporated herein by reference. The shares of Common Stock were issued to Sellers in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof.

Item 5.02Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 12, 2022, John Barker Dalton resigned from the Company’s Board of Directors (“Board”). Mr. Dalton’s resignation was not related to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d) On December 12, 2022, Allyson Feiler was elected to serve on the Board until the next annual meeting of stockholders of the Company and until her successor is duly elected and qualified. Ms. Feiler was appointed by the Board to fill an existing vacancy created when John Barker Dalton resigned from the Board. Ms. Feiler is a principal owner of the Green Tree Entities. As previously disclosed, the Company agreed to appoint a designee of the Green Tree Entities to the Board following the closing of the Green Tree Acquisition. Ms. Feiler is such designee.

As part of the Green Tree Acquisition, Ms. Feiler was appointed to the Board. Ms. Feiler also received in connection with the Green Tree Acquisition, in her capacity as a former equity holder of certain of the Green Tree Entities, $191,537.50 in cash at closing, the right to receive $1,340,762.50 in cash in the future and 7,111,396 Buyer Shares. Please refer to Item 2.01 above for a more complete description of the Green Tree Transaction, which is incorporated by reference herein.

On December 12, 2022, Ms. Feiler was also appointed to the Nominating Committee of the Board.

Also on December 12, 2022, the Company and Ms. Feiler entered into a two-year employment agreement, pursuant to which Ms. Feiler will be employed by the Company as its Chief Marketing Officer at an annual base salary of $225,000, with an agreed one-time bonus equal to $383,071.43, payable within 30 business days following the closing of the acquisition of Ancient, Natural, Mountainside and GT Creations as described above. The Employment Agreement also provides for severance payouts up to the full initial two-year term in the event of a termination without ‘Cause’ or for ‘Good Reason’ (as such terms are defined therein) during the initial term.

Item 9.01Financial Statements and Exhibits.

(a)     Financial Statements of Businesses or Funds Acquired.

Financial statements and pro forma financial statements for the Green Tree Entities will be filed no later than 71 calendar days after the required filing date of this Form 8-K.

(d)Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 12, 2022

TREES CORPORATION

By:	/s/ Adam Hershey
Name:	Adam Hershey
Title:	Interim Chief Executive Officer